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                                                                    Exhibit 23.c



                      CONSENT OF A.G. EDWARDS & SONS, INC.

We consent to the inclusion in the Prospectus/Proxy statement of Huffy Corporation and Gen-X Sports Inc. of the use of the form of our opinion dated May 31, 2002, and to the summarization of our opinion in the Prospectus/Proxy Statement under the caption "Opinion of Financial Advisors - Huffy."

A.G. Edwards & Sons, Inc.

/s/ Patrick G. Doherty

St. Louis, Missouri

July 1, 2002
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